UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 17, 2021

Date of Report (date of earliest event reported)

Paya Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-819881	85-2199433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Perimeter Center North Suite 600 Atlanta, Georgia 30346

(Address of Principal Executive Offices) (Zip Code)

(800) 261-0240

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PAYA	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	PAYAW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2021, Paya Holdings Inc. (the “Company”) priced an offering of 20,000,000 shares of its common stock, $0.0001 par value per share (the “Common Stock”) pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated as of March 17, 2021, by and among the Company, the selling stockholder named therein (the “Selling Stockholder”) and Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC (the “Representatives”), as representatives of the several underwriters listed on Schedule II thereto (the “Underwriters”). The Company and the Selling Stockholder each agreed to sell 10,000,000 shares of Common Stock to the Underwriters at a price of $11.72937 per share. The Underwriters were granted a 30-day option to purchase up to an additional 3,000,000 shares of Common Stock from the Selling Stockholder, which the Underwriters may exercise at any time in whole, or from time to time in part. The offering closed and the shares were delivered on March 22, 2021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
1.1	Underwriting Agreement, dated as of March 17, 2021, by and among the Company, the selling stockholder named therein and Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters listed on Schedule I thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYA HOLDINGS INC.

Dated: March 23, 2021	By:	/s/ Glenn Renzulli
Name: Glenn Renzulli
Title: Chief Financial Officer

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